Trovagene Announces Three New Nominees for Election to Board of Directors
Nominees bring extensive expertise in the fields of oncology drug development and commercialization, biopharmaceutical company financing and strategic operations

SAN DIEGO (March 5, 2020) – Trovagene, Inc. (Nasdaq: TROV), a clinical-stage, Precision Cancer Medicine™ oncology therapeutics company developing drugs that target cell division (mitosis) for the treatment of various cancers including colorectal, prostate and leukemia, today announced the nomination of three new board members, James Armitage, MD, Lâle White and Gary Pace, PhD, proposed for election at the Company’s annual meeting of shareholders, scheduled for April 16, 2020.

Dr. Armitage is professor of internal medicine in the division of hematology and oncology at the University of Nebraska Medical Center, and formerly served as President of the American Society of Clinical Oncology (ASCO), and as a member of the ASCO Board of Directors. Lâle White is the Chief Executive Officer of XIFIN, a financial cloud computing company, and formerly Vice President of Finance for Laboratory Corporation of America, one of the largest clinical reference laboratories in the U.S. Dr. Pace is a director of Pacira Biosciences, Inc., Simavita Ltd and Antisense Therapeutics, and a seasoned biopharmaceutical executive who co-founded several early-stage life science companies.
“I am extremely pleased with the nominees proposed for election to the board of directors,” said Dr. Thomas Adams, Chief Executive Officer and Chairman of Trovagene. “Jim, Lâle and Gary bring expertise that is essential as we continue to advance our onvansertib clinical development programs, establish strategic partnerships with pharma/biotech companies and optimize allocation of capital. We are confident that each nominee will provide valuable insights and fresh perspectives while, at the same time, working with us to maximize shareholder value.”
“The board’s new nominees are veteran biotech executives and experts in their respective fields, each of which aligns with the current and future growth strategy for Trovagene and compliments the other board members’ backgrounds and expertise,” said Dr. Rodney Markin, Chair of the Corporate Governance and Nominating Committee.
About James D. Armitage
James O. Armitage, M.D., has been a Professor of Internal Medicine in the Division of Hematology and Oncology at the University of Nebraska Medical Center since 2003, after having served as chairman of the department of internal medicine, dean of the college of medicine, and in various other capacities since joining the Center in 1982. He also holds a hospital appointment at Nebraska Medicine. Dr. Armitage has authored or co-authored more than 600 articles, 108 book chapters and edited or co-edited 27 textbooks. He has previously served as president of the American Society of Clinical Oncology ("ASCO"), and as a member of the ASCO Board of Directors. Dr. Armitage received a bachelor of science degree from the University of Nebraska and a medical degree from the University of Nebraska Medical Center and completed his post-graduate training at the University of Nebraska Medical Center and the University of Iowa Hospitals and Clinics.
About Lâle White

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Lâle White is the Chief Executive Officer of XIFIN, Inc. (“XIFIN”), a financial cloud computing company, with over 25 years of experience in information systems development and medical billing. She lectures extensively on these topics and has consulted for major laboratories and laboratory associations throughout the U.S. Ms. White worked with HCFA and the U.S. Office of the Inspector General to develop the first OIG Model Compliance Program. She is a longstanding member of the California Clinical Lab Association, where for the last eight years she has chaired the state and federal contractor committees that work with the Medicare Administrative Contractors and the Department of Health and Human Services. Ms. White was previously Vice President of Finance for Laboratory Corporation of America, one of the largest clinical reference laboratories in the U.S., and its predecessor National Health Laboratories, where she led the software development of several accounts receivable, inventory, cost accounting and financial management systems for the laboratory industry. Ms. White previously was on the Board of bioTheranostics while it was a BioMerieux subsidiary and CombiMatrix Corporation, until its acquisition by Invitae Corporation in 2017. Ms. White has a BA in finance and MBA from Florida International University.
About Gary W. Pace
Gary W. Pace, Ph.D. has been a director of Pacira Biosciences, Inc. since 2008, Antisense Therapeutics since 2015, and Simavita Ltd. since 2016, as well as a director of several private companies. He previously served on the board of ResMed Inc. from 1994 to 2018, Transition Therapeutics Inc. from 2002 to 2016 and ORxPharma Ltd. from 2001 to 2013. Dr. Pace is a seasoned biopharmaceutical executive with over 40 years of experience in the industry. He has co-founded several early stage life science companies, where he brought products from the laboratory to commercialization. Dr. Pace has contributed to the development of the biotechnology industry through honorary university appointments and industry and government committees. In 2003, he was awarded a Centenary Medal by the Australian Government “for service to Australian society in research and development” and was recognized as the 2011 Director of the Year (corporate governance) by the San Diego Directors Forum. Dr. Pace holds a B.Sc. (Hons I) from the University of New South Wales and a Ph.D. from the Massachusetts Institute of Technology where he was a Fulbright Fellow and General Foods Scholar.
About Trovagene, Inc.
Trovagene is a clinical-stage, oncology therapeutics company, taking a precision medicine approach to develop drugs that target mitosis (cell division) to treat various types of cancer, including leukemias, lymphomas and solid tumors. Trovagene has intellectual property and proprietary technology that enables the Company to analyze circulating tumor DNA (ctDNA) and clinically actionable markers to identify patients most likely to respond to specific cancer therapies. Trovagene plans to continue to vertically integrate its tumor genomics technology with the development of targeted cancer therapeutics. For more information, please visit https://www.trovageneoncology.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Trovagene's expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene's current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, our need for additional financing; our ability to continue as a going concern; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful.  Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Trovagene's Form 10-K for the year ended December 31, 2019, and other periodic reports filed with the Securities and Exchange Commission.  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Trovagene does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.
Trovagene Contact:
Vicki Kelemen
VP, Clinical Development and Investor Relations
858-952-7652
vkelemen@trovagene.com